UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2017

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 12, 2017. As of the record date, there were a total of 7,791,759 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 7,162,194 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Broker non-votes were not treated as a vote for or against any particular director nominee nor the advisory vote on executive compensation. For more information on the three proposals see the Company's definitive proxy statement dated April 7, 2017.

The results are as follows:

Proposal 1 — Election of seven directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kevin L. Barnett	5,930,021	102,886	1,129,287
Thomas R. Cellitti	5,931,111	101,796	1,129,287
James F. Crowley	5,848,763	184,144	1,129,287
Ralph O. Hellmold	5,846,910	185,997	1,129,287
Matthew E. Jauchius	5,914,230	118,677	1,129,287
James L. Simonton	5,920,321	112,586	1,129,287
Andrew O. Smith	5,932,021	100,886	1,129,287

Proposal 2 — Advisory vote on executive compensation

Votes For	Votes Against	Votes Abstain	Broker non-vote
5,929,493	76,717	26,697	1,129,287

Proposal 3 — Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for year ended December 31, 2017.

Votes For	Votes Against	Votes Abstain
7,088,008	26,093	48,093

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 15, 2017	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Secretary, Treasurer and Chief Financial Officer